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EXHIBIT 99.1



FOR IMMEDIATE RELEASE CONTACT:DANIEL M. HEALY
EXECUTIVE VICE PRESIDENT
CHIEF FINANCIAL OFFICER
(631) 844-1258



              NORTH FORK TO PRESENT AT UPCOMING INVESTOR CONFERENCE

         MELVILLE, N.Y. - JANUARY 29, 2002 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) will be presenting at the Salomon Smith Barney Financial Services Conference on Wednesday, January 30 AT 9:00 a.m. (EST) at The Plaza Hotel in New York City. Salomon Smith Barney is scheduled to audio-webcast North Fork's presentation live during the conference.
To access this webcast log on to:
(www.veracast.com/ssb/2002/financial-services/22202521.cfm)
Salomon will also host an archive webcast for a period of 30 days.

         Also, the presentation will be available through North Fork Bank's web site at (www.northforkbank.com) and click on INVESTOR PRESENTATION.



                                      * * *


The presentation may contain certain forward-looking statements. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, worldwide political and social unrest including acts of war, changes in interest rates, deposit flows, loan demand and competition; changes in legislation or regulation; changes in accounting principles, policies or guidelines; and other economic, competitive, governmental, regulatory, and technological factors affecting NFB's operations, pricing, products and services. Investors are encouraged to read NFB's periodic reports filed with the Securities and Exchange Commission. Access these filings as well as other financial and business information regarding the company at www.northforkbank.com.